First quarter FY18 earnings presentation Bristow Group Inc. August 4, 2017 Exhibit 99.1

Forward-looking statements Statements contained in this presentation regarding the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding earnings guidance and earnings growth, expected contract revenue, expected liquidity, capital deployment strategy, operational and capital performance, impact of new contracts, cost reduction initiatives, expected financings, capex deferral, shareholder return, market and industry conditions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Risks and uncertainties include, without limitation: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by clients and suppliers; the risk of reductions in spending on helicopter services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our ability to obtain financing; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment and Operational Excellence programs; availability of employees with the necessary skills; and political instability, war or acts of terrorism in any of the countries in which we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2017 and its quarterly report on Form 10-Q for the quarter ended June 30, 2017. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Executive summary and safety review

Q1 FY18 operational safety review

- Solid safety performance with full Target Zero in multiple regions in Q1
- Safety improvement continues to be the primary focus of our FY18 STRIVE priorities
- H225 safety case evaluation is ongoing with local regulators, Airbus, HeliOffshore member operators and clients
- We continue to monitor all litigation and explore all options with Airbus



Air Accident Rate (AAR[1])
0.00
0.00
1.04
0.60
0.00
FY14
FY15
FY16
FY17
Q1 FY18



Total Recordable Injury Rate (TRIR[2])
0.26
0.23
0.37
0.33
0.24
FY14
FY15
FY16
FY17
Q1 FY18

1) AAR prior to FY16 includes commercial helicopter operations for Bristow Group and consolidated affiliates. AAR beginning in FY16 includes all Category A and B accidents for consolidated Bristow operations, including Airnorth, Bristow Academy and Eastern Airways. AAR is per 100,000 flight hours
2) TRIR beginning in FY15 includes consolidated commercial operations, corporate, Bristow Academy, Eastern Airways, and Airnorth employees. TRIR is per 200,000 man hours

Bristow HeliOffshore TARGET ZERO 4

We are making progress in achieving our FY18 STRIVE priorities

Safety improvement

- Heightened focus on human factors in cockpit and engineering with global training standards improved
- Commencing Organizational Safety Effectiveness Survey this quarter

Cost efficiencies

- Progressing towards annual run rate G&A of ~12% of revenues; suspension of quarterly dividend saves ~$10M annually
- Further efficiencies and capex reduction from OEMs and other suppliers while lowering direct costs

Portfolio and fleet optimization

- Excellent progress with Q1 FY18 aircraft sales of ~$42M
- Planned return of leased H225s and S-92s

Revenue growth

- Hub structure allows for faster local market response with higher levels of activity in Europe and Americas than expected
- Continued pursuit of over 30 active tenders in FY18

Bristow

TARGET ZERO

5

Improved liquidity outlook reflects actions taken thus far in FY18

- Liquidity decreased ~$64M to $293M during the quarter, primarily due to:
  - Negative operating cash flow of ~$51M including unfavorable working capital changes of ~$32M
  - Total capex of ~$13M
  - Principal debt repayments of ~$35M
- However, we are increasing liquidity guidance for March 31, 2018 to $225M - $265M reflecting:
  - ~$40M sale of SAR S-92
  - ~$5M decrease in non-aircraft capex
  - ~$8M reduction due to dividend suspension ($10M annualized)
  - Offset by ~$15M decrease in expected full year operating cash flow

FY18 liquidity bridge

$ in millions	Low	High
Liquidity as of March 31, 2017	$357	
Q1 FY18 actual:		
Operating cash flow	(51)	
Aircraft capex	(1)	
Non-aircraft capex	(12)	
Aircraft sales	42	
Debt amortization	(34)	
Dividend	(3)	
Other	(5)	
Liquidity as of June 30, 2017	$293	
Operating cash flow[1]	(25)	(5)
Net capex[2]	(89)	(69)
Net financing impact[3]	50	50
Dividend	0	0
Expected liquidity as of March 31, 2018[4]	**$225**	**$265**

1) Q2 – Q4 FY18 operating cash flow range of ~$(25M) to $(5M) is consistent with the guidance given on the following page and equates to full year FY18 operating cash flow guidance of ~$(75M) to $(55M), a decrease of ~$15M from the prior guidance.
2) Net capex includes aircraft capex commitments per Note 5 of the 10-Q of ~$60M, plus ~$34M of non-aircraft capex, offset by $10M (low) to $30M (high) of aircraft sales (on top of the ~$40M sale of the SAR S-92 completed in Q1.
3) Net financing impact includes expected GECAS financing inflow of ~$230M plus ~$15M H225 lease payment deferral less debt amortization outflow per the 10-Q of ~$100M less $95M of additional debt pay down outflow from the GECAS financing proceeds.
4) Expected liquidity range as of March 31, 2018 subject to business, market, and foreign currency uncertainty.

Bristow

TARGET ZERO

6

FY18 guidance remains consistent with our original May guidance FY18 guidance assumes FX rates as of June 30, 2017 Operating revenue, adjusted EBITDA and rent for oil and gas includes corporate and other revenue and the impact of corporate overhead expenses Adjusted EBITDA for U.K. SAR and fixed wing (Eastern/Airnorth) excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP forward-looking information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization Total aircraft rent and total non-aircraft rent are inclusive of respective component of rent expense for U.K. SAR, Eastern, Airnorth plus oil and gas We are pursuing additional improvements in FY18 financial outlook through further G&A / opex efficiencies, capex elimination / deferrals, and other initiatives Items noted in red have changed/improved since initial guidance provided in May

Better than expected quarter with a measured industry outlook for the remainder of the fiscal year The board and senior management are proud of the global teams for their commitment and results in the face of industry challenges and our company structural and leadership changes this fiscal year We have successfully closed and/or funded ~$630M of secured aircraft financings which substantially improve financial flexibility While our guidance remains consistent with May, we expect relative improvement in our liquidity due to actions taken during the quarter including portfolio management and significant cost reduction measures We remain focused on our FY18 STRIVE priorities: Safety improvement Cost efficiencies Portfolio and fleet optimization Revenue growth

Operational highlights

Q1 FY18 results Adjusted EBITDA1 $ in millions Operating revenue $ in millions Net loss Adjusted net loss 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items $ in millions $ in millions

Europe Caspian United Kingdom Norway Turkmenistan $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Africa Nigeria Egypt $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Americas United States Canada Brazil Trinidad $ in millions Guyana $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Líder Líder adjusted EBITDA1 1) Reconciliation of adjusted EBITDA and leverage provided in the appendix

Asia Pacific Russia Australia Malaysia $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Appendix

Organizational chart as of June 30, 2017 Business Unit (% of current period operating revenue) Corporate Region ( # of helicopters / # of fixed wing ) Joint Venture (# of helicopters / # of fixed wing) * Includes corporate and other Bristow Europe Caspian 54% Africa 15% Americas 17% Asia Pacific 14% BRS Academy / Other 0%* U.K. – 65 / 31 Norway – 28 / 0 Nigeria – 45 / 5 U.S. GoM – 52 / 0 Canada – 8 / 0 Australia – 28 / 14 Brazil – 0 / 0 Egypt – 0 / 0 Russia – 7 / 0 Trinidad – 8 / 0 Florida – 44 / 0 Nevada – 4 / 0 Líder – 43 / 24 PAS – 39 / 7 Guyana – 3 / 0 Turkmenistan – 1 / 0 Blade (U.S.) – 1 / 0

Next generation aircraft Mature aircraft Fleet as of June 30, 2017

Fleet as of June 30, 2017 (continued) Next generation aircraft Mature aircraft

1) The percentage of LACE leased is calculated by taking the total LACE for leased aircraft divided by the total LACE for all aircraft we operate, including both owned and leased aircraft. See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases 1 Leased aircraft detail as of June 30, 2017

See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases Consolidated fleet changes and aircraft sales *Includes write offs and lease returns

Operating revenue, LACE and LACE rate by region 4 $ in millions LACE rate is annualized $ in millions per LACE Excludes assets held for sale, Bristow Academy, Airnorth and Eastern Airways

Historical LACE count by region

Historical LACE rate by region $ in millions LACE rate calculated as YTD revenue annualized divided by period ending LACE count

Order and options book as of June 30, 2017 Orders that can be cancelled prior to delivery date

NOTE: The company derives market value from observable market data if available and may require utilization of estimates, applications of significant judgment and reliance upon valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices, and the balance of supply and demand. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet, or the Company. The net asset FMV disclosed herein includes the pre-grounding value for 16 owned H225s totaling ~$340 million that has not been updated as third party appraisal sources are no longer publishing values for these aircraft as they are grounded.  Excluding these aircraft, net asset FMV per share would decrease by $9.56 to $28.38. Net asset FMV and book value per share

Net asset FMV reconciliation The net asset FMV disclosed herein includes the pre-grounding value for 16 owned H225s totaling ~$340 million that has not been updated as third party appraisal sources are no longer publishing values for these aircraft as they are grounded.  Excluding these aircraft, net asset FMV per share would decrease by $9.56 to $28.38.

Adjusted EBITDA margin trend by region Adjusted EBITDA excludes special items and asset dispositions and margin is calculated by taking adjusted EBITDA divided by operating revenue

Historical U.K. SAR performance (1) GAP and U.K. SAR operating results are included within our Europe-Caspian region results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Historical U.K. SAR performance (2) GAP and U.K. SAR operating results are included within our Europe-Caspian region results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization. Includes only Stornoway, the last GAP SAR base which transitioned to U.K. SAR in July 2017

Historical fixed wing performance (1) Fixed wing operating results are included within their respective regional results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to Adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Historical fixed wing performance (2) Fixed wing operating results are included within their respective regional results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to Adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Adjusted EBITDA reconciliation Adjusted EBITDA excludes special items and asset dispositions

Adjusted EBITDA regional reconciliation Adjusted EBITDA excludes special items and asset dispositions

Rent by region

GAAP reconciliation See information about special items in 10-Q or earnings release for Q1 FY18 These amounts are presented after applying the appropriate tax effect to each item and dividing by the weighted average shares outstanding during the related period to calculate the earnings per share impact

Líder adjusted EBITDA and leverage Adjusted EBITDA excludes special items and asset dispositions

Debt amortization as of June 30, 2017

Bank financial covenants Includes a $10.7 million standby letter of credit issued under Bristow Group Inc.’s Revolving Credit Facility as support for Airnorth letters of credit issued by an Australian bank

Adjusted EBITDA excludes gains and losses on dispositions of assets Debt does not include unamortized debt issuance cost Total leverage reconciliation

Bristow Group Inc. (NYSE: BRS) 2103 City West Blvd., 4th Floor Houston, Texas 77042 t 713.267.7600 f 713.267.7620 bristowgroup.com Contact us